EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Artelo Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Line Item Type	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, or pre-funded warrants to purchase shares of common stock, par value $0.001, per share	457(o) and 457(g)			$12,000,000.00	(1)	0.00013810	$1,657.20
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of pre-funded warrants	457(o)			$0.00	(2)	0.00013810	$0.00
Fees to Be Paid	Equity	Placement agent warrants to purchase shares of common stock, par value $0.0001 per share	457(o) and 457(g)			$0.00	(3)	0.00013810	$0.00
Fees to Be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of placement agent warrants	457(o)			$960,000.00	(4)	0.00013810	$132.58
	Total Offering Amounts					$12,960,000.00		0.00013810	$1789.78
	Total Fees Previously Paid								N/A
	Total Fee Offsets								N/A
	Net Fee Due								$1789.78

(1)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued or resold to prevent dilution as a result of stock splits, stock dividends, recapitalizations, combinations, or similar transactions.

In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the pre-funded warrants registered hereby.

The proposed maximum aggregate offering price of the shares of Common Stock, proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the shares of Common Stock and pre-funded warrants (including the shares of Common Stock issuable upon exercise of the pre-funded warrants), if any, is $12,000,000.

The registrant may issue pre-funded warrants to purchase shares of Common Stock in the offering. The purchase price of each pre-funded warrant will equal the price per share of Common Stock, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share of Common Stock.

(2)

The proposed maximum aggregate offering price of the shares of Common Stock, proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the shares of Common Stock and pre-funded warrants (including the shares of Common Stock issuable upon exercise of the pre-funded warrants), if any, is $12,000,000.

The registrant may issue pre-funded warrants to purchase shares of Common Stock in the offering. The purchase price of each pre-funded warrant will equal the price per share of Common Stock, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share of Common Stock.

(3)	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the placement agent warrants registered hereby.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued or resold to prevent dilution as a result of stock splits, stock dividends, recapitalizations, combinations, or similar transactions.

The warrants registered hereby are exercisable for a number of shares of common stock that is equal to 8% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering, at an assumed per share exercise price equal to 100% of the public offering price of the shares being offered to the investors in this offering.